EXHIBIT 23.1

                HALL & COMPANY CERTIFIED PUBLIC ACCOUNTANTS, INC.
                TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES
                        16140 SAND CANYON AVE., SUITE 100
                            IRVINE, CALIFORNIA 92618
                              (949) 910-HALL (4255)
                               FAX (949) 910-4256


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  inclusion  in this  annual  report on Form  10-KSB  (File No.
011-15499) of our report dated May 2, 2005 on our audit of the financial statements of Advance Nanotech, Inc. as of December 31, 2004 and for the period from August 17, 2004 (inception) through December 31, 2004.


/S/ HALL & COMPANY
Hall & Company
Irvine, California
March 30, 2006